SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                  ____________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: FEBRUARY 14, 2002
                        (Date of earliest event reported)

                              WARREN RESOURCES INC.
             (Exact name of registrant as specified in its charter)


          New York                        0-33275                11-3024080

(State or other jurisdiction                                    (IRS Employer
      of incorporation)          (Commission File Number)    Identification No.)

             489 FIFTH AVENUE, 32ND FLOOR, NEW YORK, NEW YORK 10017
             ------------------------------------------------------

           (Address of principal executive offices including Zip Code)

       Registrant's telephone number, including area code: (212) 697-9660

                            _________________________
          (Former name or former address, if changed since last report)

This Current Report on Form 8-K is filed by Warren Resources Inc., a New York corporation (the "Company"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS.

On February 14, 2002 (the "Closing Date"), CJS Pinnacle Petroleum Services, LLC, a Texas limited liability company and an indirect subsidiary of the Company ("Pinnacle"), completed the sale of substantially all of its assets, excluding any revenues generated prior to the Closing Date, cash held prior to December 31, 2001 (the "Effective Date") and accounts receivables for services rendered prior to the Closing Date (the "Assets"), for a purchase price of up to $4.2 million to Basic Energy Services, Inc., a Texas corporation ("Basic Energy"). Pursuant to the Asset Purchase Agreement, dated as of the Effective Date, between Pinnacle and Basic Energy (the "Purchase Agreement"), Basic Energy paid Pinnacle (i) $3.7 million in cash at the closing, and (ii) up to $500,000 in contract drilling services credits, which may be utilized by Pinnacle for future oil and gas well workovers, completions, swabbing operations, plugging and abandonment operations, or any related well servicing operations to be performed by Basic Energy at the request of the Company or Petroleum Development Corporation, a wholly owned subsidiary of the Company, within 36 months from the Closing Date in increments no greater than $25,000, per month, plus during the last 18 months of this period, a 50% discount for services in excess of $25,000 per month. The credit is to be provided at Basic Energy's rate schedule and prices in effect from time to time. Pursuant to a Bill of Sale, Transfer and Assignment, dated and executed on the Closing Date, to be effective as of the Effective Date (the "Bill of Sale"), Pinnacle transferred the Assets to Basic Energy without warranty of title of any kind or type, express or implied.

Additionally, Pinnacle and Basic Energy entered into a Non-Competition Agreement, dated the Closing Date (the "Non-Competition Agreement"), wherein Pinnacle agreed that it would not compete in the Business (as hereinafter defined) of Basic Energy within a 200-mile radius of Pinnacle's offices in Beeville, Texas and Artestia, New Mexico for a period of three years from the Closing Date. The term "Business" is defined to mean the oil and gas well workover, completion, plugging, abandonment, and related oil and gas well servicing businesses as theretofore conducted by Pinnacle in Beeville, Texas and Artesia, New Mexico, and the provision of all goods and services incidental thereto.

A copy of the Purchase Agreement, the Non-Competition Agreement and the Bill of Sale, each of which is incorporated by reference herein and made a part hereof, is filed with this Current Report on Form 8-K as Exhibit 2, 10.1 and 10.2, respectively.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.


          2 Asset Purchase Agreement, dated as of December 31, 2001, by and between CJS Pinnacle Petroleum Services, LLC and Basic Energy Services, Inc.

          10.1 Non-Competition Agreement, dated February 14, 2002, by and between CJS Pinnacle Petroleum Services, LLC and Basic Energy Services, Inc.

          10.2 Bill of Sale, Transfer and Assignment, dated and executed on February 14, 2002, to be effective as of December 31, 2001, made by CJS Pinnacle Petroleum Services, LLC, for benefit of Basic Energy Services, Inc.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Warren Resources Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WARREN RESOURCES INC.


Date: February 28, 2002                 By: /s/ Norman F. Swanton

                                            Norman F. Swanton,
                                            Chairman and Chief Executive Officer
                                            and Duly Authorized Officer

                                  Exhibit Index

          2 Asset Purchase Agreement, dated as of December 31, 2001, by and between CJS Pinnacle Petroleum Services, LLC and Basic Energy Services, Inc.

          10.1 Non-Competition Agreement, dated February 14, 2002, by and between CJS Pinnacle Petroleum Services, LLC and Basic Energy Services, Inc.

          10.2 Bill of Sale, Transfer and Assignment, dated and executed on February 14, 2002, to be effective as of December 31, 2001, made by CJS Pinnacle Petroleum Services, LLC, for benefit of Basic Energy Services, Inc.